RBC Life Sciences®

Press Release	For Further Information:
For Immediate Release	Richard S. Jablonski, VP - Finance and CFO
Tel: 972-893-4000
rick.jablonski@rbclifesciences.com

RBC Life Sciences Announces Share Repurchase Program

Irving, Texas, August 28, 2013 - RBC Life Sciences, Inc. (OTCQB: RBCLD), a provider of proprietary nutritional supplements, and wound care and pain management products (the “Company”), today announced that its Board of Directors approved a share repurchase program, authorizing the Company to repurchase in the aggregate up to 111,000 shares, representing 5% of the shares, of its currently outstanding common stock.

“This is part of our strategy to deliver value to our shareholders” said Clinton H. Howard, the Company's Chairman and Chief Executive Officer. “We view a share repurchase program as an opportunity to enhance the intrinsic value of RBC Life Sciences.”

Under the share repurchase program, which expires on February 28, 2015, the Company may repurchase its shares in open-market purchases or through privately negotiated transactions. The decision to effect, and the timing and amount of, such share repurchases will depend upon market conditions, the Company's cash position and other corporate considerations, including applicable securities laws. The share repurchases will be funded from the Company's existing cash resources. There is no guarantee as to the number of shares that the Company may repurchase.

The Company's share repurchase program may be amended, supplemented or suspended at any time and for any reason, including, without limitation, market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity and other factors deemed appropriate by the Company's Board of Directors, subject to applicable securities laws.

In connection with the share repurchase program, the Company may adopt one or more plans pursuant to the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

About RBC Life Sciences
Through wholly owned subsidiaries, RBC Life Sciences, Inc. develops, manufactures and markets high-quality nutritional supplements under the RBC Life brand to a growing population of consumers seeking a healthy lifestyle and an opportunity to increase their long-term family income. Through its wholly owned subsidiary, MPM Medical, the Company also develops and markets to health care professionals in the United States proprietary prescription and nonprescription products for advanced wound care and pain management. All products are tested for quality assurance in-house, and by outside independent laboratories, to comply with regulations in the United States and in more than thirty countries in which the products are distributed. For more information, visit the Company's website at www.rbclifesciences.com.

The statements above, other than statements of historical fact, that express a belief, expectation, projection or intention may be forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Actual events will be dependent upon a number of factors and risks, including, but not limited to, changes in plans by the Company's management, delays or problems in production, changes in the regulatory process, changes in market trends and a number of other factors and risks described from time to time in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Further, we specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. Forward-looking statements are made based on management's current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties. Management cautions that forward-looking statements are not guarantees, and our actual results could differ materially from those expressed or implied in the forward-looking statements.